Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Net Element, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 of Net Element, Inc., of our report dated March 30, 2021, relating to the consolidated financial statements of Net Element, Inc. at and for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

May 14, 2021